EXHIBIT 10.1

                            AMENDED AND RESTATED
                        BANKER'S ACCEPTANCE AGREEMENT



      This Amended and Restated Banker's Acceptance Agreement (this "Agreement") is entered into as of this 30th day of November, 1995, by the undersigned pursuant to the Amended and Restated Credit Agreement dated as of May 31, 1995 and amended as of the date hereof (the "Credit Agreement") among United Grocers, Inc. ("Customer"), United States National Bank of Oregon ("U.S. Bank"), Seattle-First National Bank ("Seafirst"), and The Hongkong and Shanghai Banking Corporation, Limited ("Hong Kong Bank") (collectively, the "Banks") and Seafirst as "Agent" for the Banks. This Agreement amends and restates that certain prior Amended and Restated Banker's Acceptance Agreement made by and among the parties hereto (other than Hong Kong Bank) as of May 31, 1995.

      In consideration of the Banks accepting in accordance with the Credit Agreement drafts drawn on the Banks by Customer, Customer hereby agrees as follows:

      1. Credit Agreement. All of the terms of the Credit Agreement are incorporated herein by this reference. All terms capitalized in this Agreement shall have the meaning ascribed to such terms in the Credit Agreement.

      2. Warranties. With respect to each draft presented for acceptance, Customer warrants and agrees that:

           (a) Each draft presented for acceptance and discounting will be an Eligible Draft. "Eligible Draft" means a draft that is eligible for discount under the Federal Reserve Act (12 U.S.C. Section 372) and is eligible for purchase under rules and regulations established from time to time by the Federal Reserve Bank of New York.

           (b) The draft will grow out of one or more transactions involving the importation or exportation of goods or will grow out of one or more transactions involving the domestic shipment of goods, or the draft will be secured throughout the life of the draft by warehouse receipts or similar documents conveying or securing title and covering readily marketable staples.

           (c) Completion of each transaction related to a draft is anticipated to occur on or before the maturity date of such draft.

           (d) The maturity of each draft will be consistent with the period usually and reasonably necessary to finance transactions of such kind.

           (e) Customer holds a sales contract, purchase order or letter of credit for each transaction underlying the acceptance, and holds shipping documents conveying or securing title to the goods shipped.

           (f) No drafts other than the presented draft have been or shall be outstanding with respect to goods covered by any presented draft.

           (g) The draft is payable in United States dollars and its amount does not exceed the lesser of the sales price or fair market value of the goods and the tenor of the draft does not exceed 92 days' sight to run.

           (h) If a draft is accepted by the Banks and discounted, the proceeds will be used solely to finance and consummate the shipping or storage of the goods.

           (i) The information furnished the Banks by Customer upon request for financing is true and complete.

           (j) No security interest in the goods pertaining to the drafts shall be granted by Customer to any party except the Agent and there will be no other financing of such goods outstanding during the life of the accepted draft related thereto.

           (k) The face amount of the drafts which Customer may request the Banks to issue at any one time shall not, in the aggregate, be less than $3,000,000 and in the aggregate shall be in an integral multiple of $1,000,000. Each Bank shall issue its drafts in response to a Customer request in the same proportion that such Bank's Operating Line Commitment bears to the Total Operating Line Commitment.

      3. Requests for Financing. Each request for a draft should be made to:

           Seattle-First National Bank
           Seafirst Agency Services
           Columbia Seafirst Center
           701 Fifth Avenue, 16th Floor
           Seattle, WA 98104
           Attention:  Brenda Little, Agency Officer

or to such other place as Agent may designate. Such requests may be oral, telephonic, telegraphic, electronic, or in writing in the format described in
Schedule 1 attached hereto. If a request is made orally or by telephonic communication, written confirmation must be received by Agent at the above address before 11:00 a.m. of the day on which the oral or telephonic communication request was made. All requests must be by persons authorized to make such requests by Customer as shown on Exhibit B to the Credit Agreement or any substitute or additional personnel hereafter specified in writing by Customer. The Agent and the Banks may act in reliance upon any oral, telephonic, or written request believed in good faith to have been authorized by any of the persons identified on Exhibit B to the Credit Agreement. The Banks shall not be responsible for (a) any loss, costs, or expenses incurred by Borrower in connection with any drafts, documents, or instruments delivered by Borrower to any Bank in connection herewith; (b) any default, negligence, misfeasance, suspension, insolvency, or bankruptcy, of any correspondent or agent of any Bank to whom any such drafts, documents, or instruments may be entrusted; (c) any loss or delay, in transmission or otherwise, on any such drafts; documents, or instruments or the proceeds thereof; or (d) any delay, interruption, omission, or error in transmission or delivery of any message.

      4. Completion of Drafts. At Customer's option, by providing the Banks with presigned, prenumbered but otherwise blank drafts, Customer authorizes Banks to complete such drafts from time to time on Customer's behalf in accordance with Customer's instructions. Banks each will acknowledge receipt of all such incomplete drafts received by it and hold them in safekeeping prior to completion.

      5. Disbursement. Each Bank will deposit the net proceeds of each draft accepted and discounted by it to Customer's account Number 010-066-1545 with U.S. Bank's Main branch in Portland, or such other account as Customer may designate in writing. The net proceeds of a draft shall be the face amount of the draft less the applicable Discount and less the Acceptance Commission.

      6. Payment. Customer agrees to pay Agent at its head office in Seattle, or such other place as Agent may instruct in United States currency the following:

           (a) the face amount of each draft accepted by any Bank payable on maturity of the draft in immediately available funds;

           (b) the Banks' applicable fees or commissions in effect at the time of the service for which they are charged, payable on demand;

           (c) all costs and expenses, including wire charges, courier charges, postage, and reasonable attorney fees and legal costs, incurred by any Bank in connection with any draft accepted by such Bank or in connection with this Agreement, payable on demand; and

           (d) interest on any of the above amounts not paid when due from the date due until paid at the highest rate permitted by law not exceeding the Seafirst Prime Rate (changing as the Seafirst Prime Rate changes) plus 2 percent per annum, payable on demand.

      7.   Covenants.  Customer agrees as follows:

           (a) To maintain complete and accurate records and books of account concerning the transactions giving rise to any drafts accepted by a Bank.

           (b) To permit the Agent, the Banks or their respective agents to examine or inspect Customer's books and records of account at such reasonable times as they may request.

           (c) To provide the Banks with such information as Banks may reasonably request with respect to the Customer's financial condition, the transaction giving rise to any draft, or any of the matters provided for herein.

           (d) To procure promptly any necessary licenses for the shipment of, or for the payment for, the goods constituting the subject matter of the draft and to comply with all domestic laws, regulations, and orders relating to the transactions out of which the drafts arise.

           (e) To maintain in good condition and repair all goods constituting the subject matter of the draft and to insure the same, and Customer's records and writings evidencing or relating to such goods, against all risks normally insured against in Customer's business or in the particular transaction or as Banks may reasonably require, and to assign to or make the loss payable to the Agent or Banks if the Banks so request.

           (f) Upon request, to furnish the Banks with such trade documents and other evidence deemed necessary by the Banks to establish that the presented draft is an Eligible Draft.

           (g) To indemnify the Banks from: (i) all loss or damage to any Bank arising out of its acceptance of, or any other action taken by any Bank in connection with, the drafts other than loss or damage resulting from such Bank's gross negligence or willful misconduct, and (ii) all costs and expenses (including reasonable legal expenses and attorneys' fees whether on trial or appeal) arising out of any Bank's acceptance of the drafts or incident to the collection of amounts owed by Customer on the drafts or the enforcement of the Banks' rights.

           (h) To indemnify the Banks from any penalties and/or reserve assessments, both current and retroactive, which the Banks or any of them may from time to time be required to pay by any branch, agency, or department of the federal government in connection with any draft if the draft is accepted and it is later determined that such draft is not an Eligible Draft.

      8. Events of Default. The occurrence of any of the following shall constitute an Event of Default:

           (a) Customer fails to pay when due any obligation hereunder or otherwise owing to Seafirst, U.S. Bank or Hong Kong Bank;

           (b) Customer breaches any other covenant herein;

           (c) Any oral or written representation, warranty, or other statement made by Customer to the Banks shall prove false or materially misleading; or

           (d) A Default occurs under the Credit Agreement.

Upon any Event of Default, at Agent's option, the Banks may declare any and all indebtedness owing by Borrower with respect to drafts accepted by the Banks to be immediately due and payable without notice or demand and/or exercise any right or remedy available at law and shall have all rights specified under the Credit Agreement.

      9. Authority. The termination of authority granted to any of the Banks' employees or Customer's employees at any time designated to act for any purpose on any Bank's behalf or Customer's behalf hereunder, shall not affect any action taken by such employee prior to receipt by the Banks or by Customer, as the case may be, of written notice terminating such employee's authority.

      10. Modifications. Customer agrees that in the event of any mutually agreed modification of the terms of any draft, this Agreement shall be effective with respect to such draft as modified.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                          BANKS:

                          UNITED STATES NATIONAL BANK
                            OF OREGON



                          By _________________________
                          Title ______________________



                          SEATTLE-FIRST NATIONAL BANK



                          By _________________________
                          Title ______________________


                          THE HONGKONG AND SHANGHAI BANKING CORPORATION,
                          LIMITED



                          By
                               Its



                          CUSTOMER:

                          UNITED GROCERS, INC.



                          By _________________________
                          Title ______________________

                                 SCHEDULE 1
                                                           Date: ____________
Seattle-First National Bank
Seafirst Agency Services
Columbia Seafirst Center
701 Fifth Avenue, 16th Floor
Seattle, WA 98104
Attention:  Brenda Little, Agency Officer

 Subject:  AMENDED AND RESTATED BANKER'S ACCEPTANCE AGREEMENT
           DATED AS OF NOVEMBER ____, 1995

Ladies and Gentlemen:

      This confirms our conversation with _____________________ on _________________, 19__, in which we requested that you execute draft(s) in your possession in the face amount described below for Seafirst which will be utilized for the creation of banker's acceptance(s) and that you likewise instruct United States National Bank of Oregon and The Hongkong and Shanghai Banking Corporation, Limited to execute drafts in corresponding amounts based upon their respective percentage interests in the Operating Advances, in their possession for the same purpose. Said banker's acceptance(s) are to be discounted with the net proceeds credited to our account no. 010-066-1545 with United States National Bank of Oregon.

      These banker's acceptances cover the financing of the [CHOOSE ONE: imported shipments/exported shipments/domestic shipments] of goods described below. We certify that no other financing is outstanding on these transactions. At your request we shall provide you with copies of invoices, bills of lading, and other pertinent shipping information to evidence the shipments listed. All shipments are invoiced from our Milwaukee, Oregon, headquarters.

           Amounts:  Seafirst        $US ______________
                     Hong Kong Bank  $US ______________
                     U.S. Bank       $US ______________
                     Total Amount:   $US

                     Date:
                     Maturity:
                     Tenor:               days
                     All In Rate:         percent per annum

US$ Amount    Shipped To (State)*     Commodity

__________    ___________________    _________

*     If shipped within Oregon, city must be specified.

                          UNITED GROCERS, INC.

                          By
                               Authorized Signature

                                  EXHIBIT B


                   Officers Authorized to Request Advances



 NAME              OFFICE


 Alan C. Jones, President, Secretary

 George P. Fleming, Assistant Secretary

 John W. White, Vice President